Exhibit 99.1
N E W S R E L E A S E

MEDIA CONTACT
Amy Baker
VP, Corporate Communications and Marketing
MVB Bank
abaker@mvbbanking.com
(844) 682-2265

INVESTOR RELATIONS
Marcie Lipscomb
mlipscomb@mvbbanking.com
(844) 682-2265

MVB Financial Names Dr. Kelly Nelson Chairman of the Board of Directors; Appoints Adam Famularo New Director

FAIRMONT, W.Va. (February 18, 2026) – The Board of Directors of MVB Financial Corp. (“MVBF” or “MVB Financial”) (Nasdaq: MVBF), today announced that Dr. Kelly R. Nelson has been named Chairman of the Board and announced the appointment of Adam Famularo as a Member of the Board, effective February 17, 2026.

Dr. Nelson Assumes Chairman Role
Dr. Nelson, who has been a member of the Board since 2004, replaces retiring Chairman W. Marston “Marty” Becker.

"Dr. Nelson brings a combination of medical expertise, business acumen and deep community commitment to his new role as Chairman," said Larry F. Mazza, CEO and President, MVB Financial. "His experience makes him uniquely suited for this leadership role. Dr. Nelson previously chaired MVB’s Board Risk and Compliance Committee, directly supervising these functions for the Bank and helping our enterprise rise to the next level. In addition, Dr. Nelson assisted MedExpress urgent care scale to national prominence."

Dr. Nelson is a physician in Bridgeport, W.Va., and is affiliated with United Hospital Center. He was formerly Senior Vice President of MedExpress Urgent Care, and for the prior 27 years, the Medical Director for Medbrook Medical Associates. He is extremely active in community organizations and is currently President and Board member of the Medbrook Children’s Charity. He is a graduate of Auburn University with a Bachelor of Science degree in Biology and the University of Alabama, School of Medicine.

Adam Famularo Joins Board of Directors
Famularo brings extensive experience in financial technology and artificial intelligence to MVB's Board. Since 2021, he has served as CEO of WorkFusion, a pioneer in agentic AI for financial crime compliance.

“A visionary business leader in agentic AI and fighting financial crime, Adam Famularo will be an invaluable asset as MVB continues to grow and scale in an ever-changing financial landscape,” Mazza said.

Famularo also serves on the Boards of Lucidworks, DQ Labs, Inc. and First Due Size-Up. Famularo is dedicated to developing industry leading software, ensuring customer and partner success, building world-class teams and delivering great returns for customers, shareholders and investors.

Prior to WorkFusion, he served as CEO at erwin, Inc., which was acquired by Quest Software. As a co-founder of erwin, in collaboration with Parallax Capital Partners, he helped the world’s largest organizations discover, manage, protect and leverage enterprise data to drive successful digital transformation.

His earlier experience includes leadership roles at Verizon, where he oversaw the enterprise partner organization world-wide, and CA Technologies, where he served as a Senior Vice President and General Manager for Cloud Computing business and Storage & Data Management business units.

Famularo is a frequent contributor to industry publications and serves on the National Advisory Council for Donorschoose.org, a charity focused on helping children succeed in the classroom. He is a graduate of Harvard Business School’s General Management Program and holds a master’s degree from Dowling College and a bachelor’s degree from SUNY Oneonta.

About MVB Financial Corp.
MVB Financial Corp., the holding company of MVB Bank, Inc., is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its subsidiary, MVB Bank, Inc., and the Bank’s subsidiaries, the Company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond. For more information about MVB, please visit http://ir.mvbbanking.com.

Forward-looking Statements
MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this earnings release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,” “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues,” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity, and credit risk; changes in market interest rates; inability to successfully execute business plans, including strategies related to investments in financial technology companies; competition; unforeseen events, such as pandemics or natural disasters, and any governmental or societal responses thereto, changes in economic, business, and political conditions; changes in demand for loan products and deposit flow; changes in deposit classifications, operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise, or correct any forward-looking statements.

###